Exhibit 99.1

Protalix BioTherapeutics Reports Second Quarter 2026 Financial and Business Results

Company to host conference call and webcast today at 8:00 a.m. EDT

●	Revenues from selling goods increased to $19.8 million in the second quarter of 2026, up $4.4 million from the second quarter of 2025, driven primarily by sales of Elfabrio®
●	Total revenue climbed to $53.6 million, year to date, from $25.8 million for the same period in 2025, which includes the previously reported $25.0 million Chiesi milestone payment
●	Year-to-date, the Company achieved profitability with a net income of $22.1 million
●	The Company reiterates full-year 2026 guidance of $78.0 million to $83.0 million in total revenue
●	PRX-115 Phase 2 study continues to advance as planned, with top-line results anticipated in the second half of 2027
●	Cash, cash equivalents, and short-term bank deposits were $40.7 million as of June 30, 2026, providing sufficient capital to fund ongoing operations including the Phase 2 RELEASE clinical trial of PRX-115

CARMIEL, Israel, August 12, 2026 -- Protalix BioTherapeutics, Inc. (NYSE American:PLX), a biopharmaceutical company focused on the discovery, development, production, and commercialization of innovative therapeutics for rare diseases with significant unmet needs, today reported financial results for the second quarter ended June 30, 2026, and provided a business and clinical update.

During the second quarter, Protalix grew revenues from selling goods, driven primarily by continued penetration of Elfabrio® globally, advanced enrollment in the PRX-115 Phase 2 RELEASE clinical trial, and reaffirmed its strategic priorities and financial outlook for 2026.

"We enter the second half of 2026 in a position of strength, driven by the continued penetration and growth of Elfabrio® through our partnership with Chiesi, a trend toward achieving our financial goals for 2026," said Dror Bashan, President and Chief Executive Officer of Protalix BioTherapeutics. "Total revenue climbed to $53.6 million from $25.8 million for the same period in 2025. With $40.7 million in cash and short-term deposits, we are well-positioned to fund execution across our operations. We remain focused on continued enrollment in our PRX-115 Phase 2 RELEASE study and our pipeline addressing rare renal indications."

Second Quarter 2026 Operational Update

Elfabrio® for Fabry Disease

●	On May 4, 2026, the U.S. Patent and Trademark Office (USPTO) issued a Patent Term Extension certificate for U.S. Patent No. 9,194,011, covering Elfabrio® (pegunigalsidase alfa-iwxj). The extension adds five years to the patent term, moving the U.S. expiration date to November 17, 2035.

●	Elfabrio® received orphan drug designation and Marketing Authorization in South Korea in May 2026, with Kwangdong Pharmaceutical Co., Ltd. as the local marketing authorization holder.

PRX-115 for Uncontrolled Gout – RELEASE Phase 2 continues enrollment

●	On July 7, 2026, the USPTO issued U.S. Patent No. 12,674,146, "Modified Uricase and Uses Thereof," to Protalix Ltd., strengthening the Company's intellectual property position around PRX-115.
●	Patient enrollment continues in the Company’s RELEASE Phase 2 clinical trial (NCT07280156) of PRX‑115, a recombinant PEGylated uricase, for the treatment of uncontrolled gout.
●	The Company continues to anticipate top‑line results in the second half of 2027.

Focus on Rare Renal Indications (Preclinical Programs)

●	The Company continues to advance PRX‑119, its long‑acting DNase I program, as part of a broader strategic focus on rare renal indications, as well as other research collaborations.

Financial Outlook: Building Durable Growth and Long–Term Value

The Company operates a profitable growing commercial business through its partnerships, and a focused pipeline aligned to areas of high unmet need. The Company has a strong balance sheet, with no outstanding debt or warrants. The Company believes that its current business model limits downside risk while preserving significant upside potential as the Company progresses its clinical and preclinical programs, expands its commercial footprint, and pursues strategic partnerships to accelerate impact and scale.

Priorities remain consistent:

1.	Support our commercial partners through the manufacture and supply of our products
2.	Advance PRX–115 as a potential best–in–class therapy for patients with uncontrolled gout
3.	Advance rare renal programs leveraging the Company’s R&D strengths

The Company reaffirms its previously stated 2026 revenue expectations:

●	Total revenue in 2026 to range from approximately $78.0 million to $83.0 million including the $25.0 million milestone which the Company has received from Chiesi.
o	Full‑year 2026 revenues from sales of Elfabrio® without milestones to range from approximately $33.0 million to $35.0 million.
o	Full‑year 2026 revenues from sales of Elelyso® to range from approximately $20.0 million to $23.0 million.

This outlook is not a guarantee of future performance, and stockholders should not rely on such forward-looking statements. These estimates are based on management’s current estimates, which are subject to change and may be updated accordingly. See “Forward-Looking Statements” for additional information.

Second Quarter and Year-to-Date 2026 Financials highlights

●	Revenues from selling goods were $19.8 and $27.2 million for the three and six months ended June 30, 2026, respectively compared to $15.4 and $25.4 million for the same periods in 2025, respectively, an increase of $4.4 and $1.8 million, respectively. The increase was driven primarily by higher sales to Chiesi and Fiocruz (Brazil), partially offset by lower Pfizer purchases mainly due to Pfizer's manufacturing issues in the previous year.

Revenues from license and R&D services were $0.1 and $26.4 million for the three and six months ended June 30, 2026, respectively, compared to $0.2 and $0.3 million for the same periods in 2025, the decrease in the second quarter was due to a lower amount of services provided to Chiesi in the second quarter of 2026. The increase in the first half of 2026 resulted from the $25.0 million milestone payment received from Chiesi in connection with the E4W dosage approval in the EU in the first quarter of 2026. Other than potential regulatory milestone payments, the Company expects to generate minimal revenues from license and R&D services going forward, having completed the clinical development of Elfabrio®.

●	Cost of revenues were $7.8 and $11.9 million for the three and six months ended June 30, 2026, respectively, an increase of $1.9 million (32%) and a decrease of $2.2 million (15%) compared to $5.9 and $14.1 million for the same periods in 2025. The increase in the second quarter was driven primarily by higher sales to Chiesi and Fiocruz (Brazil), partially offset by lower sales to Pfizer. The decrease in the first half of 2026 resulted primarily from a decrease in sales to Pfizer which was partially offset by an increase in sales to Chiesi and to Fiocruz (Brazil).

●	Research and development (R&D) expenses were $4.4 and $9.8 million for the three and six months ended June 30, 2026, respectively, a decrease of $1.6 million and an increase of $0.3 million compared to $6.0 and $9.5 million for the same periods in 2025. Both periods reflect a $2.1 million grant receivable recorded under the new R&D law as a reduction of R&D expenses. The Company expects to continue to incur R&D expenses as the RELEASE study progresses and additional preclinical and clinical programs advance.

●	Selling, general, and administrative (SG&A) expenses were $3.1 and $6.2 million for the three and six months ended June 30, 2026, respectively, an increase of $0.5 and $1.0 million, respectively, compared to $2.6 and $5.2 million for the prior-year periods, driven primarily by $0.3 and $0.7 million in higher salary and related expenses, respectively, and of $0.2 million higher selling expenses for the three and six months ended June 30, 2026.

●	Financial income, net was $0.2 million for the three and six months ended June 30,2026, compared to financial expenses, net of $0.5 and $0.1 million for the same periods in 2025. The change resulted primarily from exchange rate fluctuations between the U.S. dollar and the New Israeli Shekel.

●	Taxes on income were $1.1 and $3.9 million for the three and six months ended June 30, 2026, respectively, compared to $0.5 and $0.4 million for the same periods in 2025 an increase of $0.6 and $3.5 million, respectively. The increase resulted primarily from taxes on income derived from global intangible low-taxed income

(GILTI) resulting from limitations under IRC Section 174 and from taxes related to the Company’s receipt of the $25 million milestone payment in the first quarter of 2026.

●	Cash, cash equivalents, and short‑term bank deposits were $40.7 million at June 30, 2026.

●	Net income for the three months ended June 30, 2026 was $3.8 million or $0.05 per share, basic and diluted, compared to net income of $164,000 or $0.00 per share, basic and diluted, for the same period in 2025. Net income for the six months ended June 30, 2026 was $22.1 million, or $0.28 per share, basic, and $0.27 per share, diluted, compared to a net loss of $3.5 million, or $0.04 per share, basic and diluted, for the same period in 2025.

Conference Call and Webcast Information

The Company will host a conference call today, August 12, at 8:00 am EDT, to review the financial results and provide a business update. To participate in the conference call, please dial the following numbers prior to the start of the call:

Conference Call Details:

Date: August 12, 2026

Time: 8:00 a.m. Eastern Daylight Time (EDT)

Toll Free: 1-877-423-9813

International: 1-201-689-8573

Israeli Toll Free: 1-809-406-247

Conference ID: 13761985

Call me™: https://bit.ly/4w2Over

The Call me™ feature allows you to avoid the wait for an operator; you enter your phone number on the platform and the system calls you right away.

Webcast Details:

The conference will be webcast live from the Protalix website and will be available via the following links:

Company Link: https://ir.protalix.com/news-events/events

Webcast Link: http://bit.ly/4h4mqOY

Conference ID: 13761985

Participants are requested to access the websites at least 15 minutes ahead of the conference to register, download, and install any necessary audio software.

A replay of the call will be available for two weeks on the Events Calendar of the Investors section of the Protalix website, at the above link.

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company focused on the discovery, development, production, and commercialization of innovative therapeutics for rare diseases. Protalix has researched, developed, and currently manufactures two enzyme replacement therapies that are currently available in multiple markets. These therapies are recombinant therapeutic proteins expressed through Protalix’s proprietary plant cell-based expression system, ProCellEx®. ProCellEx is a unique plant cell-based system that enables Protalix to produce recombinant proteins in an industrial-scale manner with no exposure to mammalian cells. Protalix is the first company to gain U.S. Food and Drug Administration (FDA) approval of a protein produced through plant cell-based in suspension expression system. Protalix has licensed to Pfizer Inc. the worldwide development and commercialization rights to taliglucerase alfa, Elelyso®, for the treatment of Gaucher disease, excluding in Brazil where Protalix retains full rights.

Protalix has partnered with Chiesi Farmaceutici S.p.A. for the global development and commercialization of Elfabrio® which was approved by both the FDA and the European Medicines Agency (EMA) in May 2023. Protalix’s development pipeline includes, among others, two proprietary versions of recombinant therapeutic proteins that target established pharmaceutical markets: PRX–115, a plant cell-expressed recombinant PEGylated uricase for the treatment of uncontrolled gout; and PRX–119, a plant cell-expressed long-acting DNase I for the treatment of NETs-related diseases. To learn more, please visit www.protalix.com.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements generally relate to future events or the Company’s future financial or operating performance, including the 2026 financial outlook described above. Actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. The terms “anticipate,” “believe,” “estimate,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk and the final results of a clinical trial may be different than the preliminary findings of the clinical trial. Factors that might cause material differences include, among others: risks related to the commercialization of Elfabrio® (pegunigalsidase alfa-iwxj), our approved product for the treatment of adult patients with Fabry disease; risks relating to Elfabrio’s market acceptance, competition, reimbursement, and regulatory actions, including as a result of the boxed warning contained in the FDA approval received for the product; risks related to the regulatory approval and commercial success of our other product and product candidates, if approved; risks related to our expectations with respect to the projected market of our products and product candidates; failure or delay in the commencement or completion of our preclinical studies and clinical trials, which may be caused by several factors, including: slower than expected rates of patient recruitment; unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; inability to satisfactorily demonstrate non-inferiority to approved therapies; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; and/or inability to monitor patients adequately during or after treatment; the risk that the results of our clinical trials of our product candidates will not support the applicable claims of safety or efficacy and that our product candidates will not have the desired effects or will be associated with undesirable side effects or other unexpected characteristics; the possible disruption of our operations due to the regional conflict in Iran and the military actions between Israel and Iran, the Hamas terrorist organization located in the Gaza Strip, Hezbollah, the Houthis terrorist group that controls parts of Yemen, and others, including as a result of the disruption of the operations of certain regulatory authorities and of certain of our suppliers, collaborative partners, licensees, clinical trial sites, distributors, and customers, and the risk that the current hostilities will result in increased regional conflict; delays in the approval or potential rejection of any applications we file with the FDA, European Medicines Agency or other health regulatory authorities for our other product candidates and other risks relating to the review process; risks associated with global conditions and developments such as new or increased tariffs, treaties, trade policies, taxes, and other limitations on cross-border operations, which may adversely impact our business, results of operations, and financial condition; risks associated with global conditions and developments such as new or changed trade restrictions, supply chain challenges, the inflationary environment and tight labor market, and instability in the banking industry, which may adversely impact our business, results of operations, and financial condition, and our ability to raise additional financing if and as required and on terms acceptable to us; risks related to any transactions we may effect in the public or private equity or debt markets to raise capital to finance future research and development activities, general and administrative expenses and working capital; risks relating to our evaluation and pursuit of strategic partnerships; risks relating to our ability to manage our relationship with our collaborators, distributors, and partners, including, but not limited to, Pfizer Inc. and Chiesi Farmaceutici S.p.A.; risks related to the amount and sufficiency of our cash and cash equivalents and short-term bank deposits; risks relating to changes to interim, top-line or preliminary data from clinical trials that we announce or publish; risks relating to the compliance by Fundação Oswaldo Cruz, or Fiocruz, an arm of the Brazilian Ministry of Health with its purchase obligations under our supply and technology transfer agreement that we entered into with Fiocruz in June 2013, which may have a material adverse effect on us and may result in our terminating such agreement; risk of significant lawsuits, including stockholder litigation, which is common in the life sciences sector; our dependence on performance by third-party providers of services and supplies, including without limitation, clinical trial services; the inherent risks and uncertainties in developing drug platforms and products of the type we are developing; the impact of development of competing therapies and/or technologies by other companies; risks related to our supply of drug products to Pfizer; potential product liability risks, and risks of securing adequate levels of related insurance coverage; the possibility of infringing a third-party’s patents or other intellectual property rights and the uncertainty of obtaining patents covering our products and processes and successfully enforcing our intellectual property rights against third-parties; risks relating to changes in healthcare laws, rules and regulations in the United States or elsewhere; and other factors described in our filings with the U.S. Securities and Exchange Commission. The statements in this press release are valid only as of the date hereof and we disclaim any obligation to update this information, except as may be required by law. You are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact

Mike Moyer, Managing Director
LifeSci Advisors
+1-617-308-4306

mmoyer@lifesciadvisors.com

PROTALIX BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

(Unaudited)

	June 30, 2026	December 31, 2025

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$27,420	$14,680
Short-term bank deposits	13,236	15,593
Restricted deposit	720	702
Accounts receivable	16,503	8,840
Other assets	2,049	1,129
Inventories	32,292	25,729
Total current assets	$92,220	$66,673

NON-CURRENT ASSETS:
Funds in respect of employee rights upon retirement	$-	$578
Property and equipment, net	5,467	4,879
R&D grant receivable	2,100	-
Deferred income tax asset	2,374	2,516
Operating lease right of use assets	8,175	7,700
Total assets	$110,336	$82,346

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accruals:
Trade	$6,506	$5,259
Other	23,219	19,875
Operating lease liabilities	1,666	1,384
Total current liabilities	$31,391	$26,518

LONG TERM LIABILITIES:
Liability for employee rights upon retirement	$-	$661
Operating lease liabilities	7,541	6,937
Total long-term liabilities	$7,541	$7,598
Total liabilities	$38,932	$34,116

COMMITMENTS

STOCKHOLDERS’ EQUITY	71,404	48,230
Total liabilities and stockholders’ equity	$110,336	$82,346

PROTALIX BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share data)

(Unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
REVENUES FROM SELLING GOODS	$27,247	$25,435	$19,828	$15,440
REVENUES FROM LICENSE AND R&D SERVICES	26,399	336	68	218
TOTAL REVENUE	53,646	25,771	19,896	15,658
COST OF REVENUES	(11,889)	(14,050)	(7,762)	(5,870)
RESEARCH AND DEVELOPMENT EXPENSES, NET	(9,777)	(9,467)	(4,351)	(5,992)
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	(6,162)	(5,227)	(3,111)	(2,624)
OPERATING INCOME (LOSS)	25,818	(2,973)	4,672	1,172
FINANCIAL EXPENSES	(665)	(628)	(494)	(783)
FINANCIAL INCOME	848	530	682	272
FINANCIAL INCOME (EXPENSES), NET	183	(98)	188	(511)
INCOME (LOSS) BEFORE TAXES ON INCOME	26,001	(3,071)	4,860	661
TAXES ON INCOME	3,907	384	1,083	497
NET INCOME (LOSS)	$22,094	$(3,455)	$3,777	$164
EARNINGS (LOSS) PER SHARE OF COMMON STOCK:
BASIC	$0.28	$(0.04)	$0.05	$0.00
DILUTED	$0.27	$(0.04)	$0.05	$0.00
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
USED IN COMPUTING EARNINGS (LOSS) PER SHARE:
BASIC	79,884,562	77,651,330	79,986,325	78,663,884
DILUTED	82,810,511	77,651,330	82,560,235	81,271,610